Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Jennifer L. Provancher, President and Chief Executive Officer, of TEB Bancorp, Inc. (the “Company”) and John Udvare, Chief Financial Officer of the Company, each certify in her or his capacity as an officer of the Company that they have reviewed Amendment No. 1 to the annual report on Form 10-K/A for the year ended June 30, 2021 (the “Report”) and that to the best of their knowledge:

1.            the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.            the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 22, 2022	/s/ Jennifer L. Provancher
Jennifer L. Provancher
President and Chief Executive Officer

Date: February 22, 2022	/s/ John Udvare
John Udvare
Chief Financial Officer

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to TEB Bancorp, Inc. and will be retained by TEB Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.